Exhibit 99.1

FOR IMMEDIATE RELEASE April 20, 2021

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports first quarter 2021 EPS of $1.21

Results include a modest reserve release and the impact from recent stimulus programs

GULFPORT, Miss. (April 20, 2021) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2021. Net income for the first quarter of 2021 was $107.2 million, or $1.21 per diluted common share (EPS), compared to $103.6 million, or $1.17 per diluted common share, in the fourth quarter of 2020. The company reported a net loss for the first quarter of 2020 of $111.0 million, or ($1.28) per diluted common share resulting from a COVID-19 reserve build.

First Quarter 2021 Highlights

•	Net income of $107.2 million, or $1.21 per diluted share, up $3.6 million, or $0.04 per share
•	Pre-provision net revenue (PPNR) totaled $131.5 million, up $0.9 million
•	Negative provision for credit losses of $4.9 million; $23.2 million reserve release, $18.3 million in net charge-offs
•	Allowance Credit Losses (ACL) remained strong at 2.11%
•	Nonperforming loans declined 20% and criticized commercial loans declined 11%
•	Net interest margin (NIM) 3.09%, down 13 bps linked-quarter mainly from the impact of excess liquidity
•	CET1 ratio estimated at 11.02%, up 41 bps linked-quarter
•	TCE ratio 7.26%, down 38 bps, resulting from balance sheet growth (7.80% excluding PPP)
•	Loans declined $125.1 million linked-quarter, as core loans decreased $465.5 million, partly offset by net PPP growth of $340.4 million
•	Deposits increased $1.5 billion linked-quarter, mainly from pandemic-related PPP and stimulus deposit funding

“2021 is starting off on an encouraging note with earnings up almost $4 million, or $.04, linked quarter”, said John M. Hairston, President & CEO. “Today’s operating environment is heading in a decidedly more positive direction compared to the end of last year, and as such, we are releasing a modest amount of loan loss reserves, while maintaining solid capital ratios and reporting improved operating leverage. We see signs of cautious optimism across our footprint, however loan growth remains limited net of PPP. Asset quality metrics continue to improve across our lines of business and geographic areas as businesses and consumers have received PPP and stimulus funding. This funding has also led to excess liquidity on our balance sheet, thereby further compressing NIM. Net interest income does benefit from the growth however, and we are seeing green shoots in fee income. We are continuing our focus on expense and efficiency initiatives all leading to pre-provision, net revenue (PPNR) growth for the quarter.”

Loans

Loans totaled $21.7 billion at March 31, 2021, down $125.1 million, or 1%, linked-quarter. New PPP loans totaling $836.4 million were originated under the extended CARES Act program, with $496.0 million in PPP loans forgiven during the quarter. Core loans declined $465.5 million as indirect loans continue to runoff with no new production planned, residential mortgage payoffs increased, line utilization slowed and normal payoffs and paydowns, coupled with slower levels of loan production, led to declines in the central and western regions of our footprint.

Average loans totaled $21.7 billion for the first quarter of 2021, down 1% linked-quarter.

Management expects core loans to remain stable in the second quarter of 2021, as opportunities for new organic growth remain low in light of the slow economic environment. We also expect significantly more PPP loans will be forgiven in the second quarter of 2021, leading to an overall decline in total loans.

Deposits

Total deposits at March 31, 2021 were $29.2 billion, up $1.5 billion, or 5%, from December 31, 2020. Excess liquidity related to stimulus and other pandemic-related client funds contributed significantly to the growth in the first quarter.

DDAs totaled $13.2 billion at March 31, 2021, up $975.2 million, or 8%, from December 31, 2020 and comprised 45% of total period-end deposits at March 31, 2021. Interest-bearing transaction and savings deposits totaled $11.2 billion at the end of the first quarter of 2021, up $786.5 million, or 8%, linked-quarter. Compared to December 31, 2020, time deposits of $1.6 billion were down $212.6 million, or 11%. Interest-bearing public fund deposits were down $36.4 million, or 1%, linked-quarter to $3.2 billion.

Average deposits for the first quarter of 2021 were $28.1 billion, up $1.1 billion, or 4%, linked-quarter.

Asset Quality

The total allowance for credit losses was $456.9 million at March 31, 2021, down $23.2 million from December 31, 2020. During the first quarter of 2021, the company recorded a negative provision for credit losses of $4.9 million, compared to a provision expense of $24.2 million in the fourth quarter of 2020. Net charge-offs totaled $18.3 million in the first quarter of 2021, or 0.34% of average total loans on an annualized basis, down from $24.3 million, or 0.44% of average total loans in the fourth quarter of 2020. Included in the first quarter’s net charge-offs is $13.8 million from one legacy energy credit. The ratio of ACL to period-end loans was 2.11% (2.35% excluding PPP loans) at March 31, 2021, compared to 2.20% (2.42% excluding PPP loans) at December 31, 2020.

The company continues to evaluate certain credits in light of the ongoing financial challenges some companies are having as a result of COVID-19. Included on slide 10 in the earnings deck are current sectors under focus related to the changing economic impact of the pandemic, and details regarding the status of loans within those lines of business.

Despite today’s economically challenging environment, the company’s overall asset quality metrics continued to improve with both commercial criticized and total nonperforming loans down linked-quarter. Nonperforming assets (NPAs) totaled $124.2 million at March 31, 2021, down $31.6 million, or 20%, from December 31, 2020. During the first quarter of 2021, total nonperforming loans decreased $29.4 million, or 20%, while ORE and foreclosed assets decreased $2.2 million, or 19%, linked-quarter. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.57% at March 31, 2021, down 14 bps from December 31, 2020.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the first quarter of 2021 was $237.5 million, down $3.9 million, or 2%, from the fourth quarter of 2020. The decrease linked-quarter is related to two less accrual days in the first quarter. Otherwise net interest income was relatively stable.

The net interest margin (NIM) was 3.09% in the first quarter of 2021, a decline of 13 basis points linked-quarter. Factors driving NIM compression linked-quarter include the impact of lower LIBOR and refinancing rates (-7 bps) and an increase in average excess liquidity (-13 bps), partially offset by interest recoveries on nonaccrual loans (+5 bps) and purchase accounting accretion (+2 bps).

Average earning assets were $31.0 billion for the first quarter of 2021, up $1.1 billion, or 4%, from the fourth quarter of 2020.

Management expects continued NIM compression in the second quarter of 2021, however net interest income should remain relatively stable.

Noninterest Income

Noninterest income totaled $87.1 million for the first quarter of 2021, up $4.7 million, or 6%, from the fourth quarter of 2020. Improvement was noted in many fee categories as local economies continue to re-open and consumer spending increases.

Decreased activity was noted in service charges on deposits, down $0.7 million, or 4%, from the fourth quarter of 2020, due to the impact of higher account balances (related to stimulus payments) driving lower overdraft fees, while bankcard and ATM fees were up $0.5 million, or 3%, from the fourth quarter due to increased activity.

Investment and annuity income and insurance fees were up $1.6 million, or 28%, linked-quarter primarily due to increased underwriting and annuity fees. Trust fees were up $0.2 million, or 1% linked-quarter, primarily from increased value of assets under management.

Fees from secondary mortgage operations totaled $11.7 million for the first quarter of 2021, up $0.2 million, or 2%, linked-quarter, as refinancing activity remains solid, however refinancing activity has slowed from peak levels in 2020.

Other noninterest income totaled $15.7 million, up $2.9 million, or 23%, from the fourth quarter of 2020. The increase in other noninterest income is primarily due to a higher level of specialty income, including BOLI and derivatives.

Noninterest Expense & Taxes

Noninterest expense totaled $193.1 million, flat linked-quarter. As noted last quarter, our focus on expense control in light of the current environment was enhanced, with initiatives put in place to improve overall efficiency. These initiatives included closing 12 financial centers in the fourth quarter of 2020 with an additional eight set to close April 30, 2021. We also closed the two trust offices in the NE corridor and reduced headcount by 270 FTE since June 30, 2020 via attrition and other initiatives. Last quarter we announced a voluntary early retirement package (VERP) for certain employees, which to-date has a 40% acceptance rate with most employees departing by April 30, 2021. The annualized impact of the VERP is approximately $19.0 million (including estimated incentives, benefits and is net of backfill costs).

Total personnel expense was $119.6 million in the first quarter of 2021, up $7.4 million, or 7%, from the fourth quarter of 2020. The increase is related to higher incentives, benefit costs, and seasonally higher payroll taxes.

Occupancy and equipment expense totaled $17.7 million in the first quarter of 2021, down $0.1 million, or 1%, from the fourth quarter of 2020. Amortization of intangibles totaled $4.4 million for the first quarter of 2021, down $0.2 million, or 4%, linked-quarter.

Other real estate and foreclosed assets (ORE) expense was virtually zero in the first quarter, a decrease of $0.4 million linked-quarter.

Other operating expense totaled $51.3 million in the first quarter of 2021, down $6.8 million, or 12%, linked-quarter, mostly related to nonrecurring hurricane-related expenses and efficiency initiative expenses in the previous quarter.

The effective income tax rate for first quarter 2021 was 19.7%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at March 31, 2021 totaled $3.4 billion, down $22.1 million, or 1%, from December 31, 2020. The tangible common equity (TCE) ratio was 7.26%, down 38 bps from December 31, 2020, mainly the result of excess liquidity driving balance sheet growth. A full reconciliation of the quarterly change is included in our slide presentation. The company remains well capitalized, with both bank and holding company capital levels in excess of required regulatory minimums. The company’s CET1 ratio is estimated to be 11.02% at March 31, 2021.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, April 20, 2021 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 866-270-1533 or 412-317-0797.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 25, 2021 by dialing 877-344-7529 or 412-317-0088, access code 10153345.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants”, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation (including potential future legislation enacted as a result of the 2020 election), the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans and forgiveness on our results, changes in interest rates, net interest margin trends, future expense levels (including the impact of the Voluntary Employee Retirement Program), future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19 are unsuccessful and restrictions on movement are imposed, the economic impact could continue to be substantial. The COVID-19 outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
NET INCOME
Net interest income	$234,587	$238,286	$235,183	$237,866	$231,188
Net interest income (TE) (a)	237,509	241,401	238,372	241,114	234,636
Provision for credit losses	(4,911)	24,214	24,999	306,898	246,793
Noninterest income	87,089	82,350	83,748	73,943	84,387
Noninterest expense	193,072	193,144	195,774	196,539	203,335
Income tax expense (benefit)	26,343	(297)	18,802	(74,556)	(23,520)
Net income (loss)	$107,172	$103,575	$79,356	$(117,072)	$(111,033)
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$—	$—	$160,101	$—
PERIOD-END BALANCE SHEET DATA
Loans	$21,664,859	$21,789,931	$22,240,204	$22,628,377	$21,515,681
Securities	8,005,990	7,356,497	7,056,276	6,381,803	6,374,490
Earning assets	32,134,637	30,616,277	30,179,103	30,134,790	28,834,072
Total assets	35,072,643	33,638,602	33,193,324	33,215,400	31,761,693
Noninterest-bearing deposits	13,174,911	12,199,750	11,881,548	11,759,085	9,204,631
Total deposits	29,210,520	27,697,877	27,030,659	27,322,268	25,008,496
Common stockholders' equity	3,416,903	3,439,025	3,375,644	3,316,157	3,421,064
AVERAGE BALANCE SHEET DATA
Loans	$21,745,298	$22,065,672	$22,407,825	$22,957,032	$21,234,016
Securities (b)	7,468,541	6,921,099	6,389,214	6,129,616	6,149,432
Earning assets	31,015,637	29,875,531	29,412,261	30,013,829	27,630,652
Total assets	34,078,200	33,067,462	32,685,430	33,136,706	30,663,601
Noninterest-bearing deposits	12,374,235	11,759,755	11,585,617	10,989,921	8,763,359
Total deposits	28,138,763	27,040,447	26,763,795	26,702,622	24,327,242
Common stockholders' equity	3,441,466	3,406,646	3,351,593	3,465,617	3,509,727
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.21	$1.17	$0.90	$(1.36)	$(1.28)
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	39.38	39.65	39.07	38.41	39.65
Tangible book value per share (period-end)	28.57	28.79	28.11	27.38	28.56
Weighted average number of shares - diluted	86,805	86,657	86,400	86,301	87,186
Period-end number of shares	86,777	86,728	86,400	86,342	86,275
Market data
High sales price	$47.37	$34.89	$22.23	$28.50	$44.24
Low sales price	32.52	18.59	17.42	14.88	14.32
Period-end closing price	42.01	34.02	18.81	21.20	19.52
Trading volume	28,963	27,564	32,139	48,174	50,390
PERFORMANCE RATIOS
Return on average assets	1.28%	1.25%	0.97%	(1.42)%	(1.46)%
Return on average common equity	12.63%	12.10%	9.42%	(13.59)%	(12.72)%
Return on average tangible common equity	17.38%	16.74%	13.14%	(18.75)%	(17.51)%
Tangible common equity ratio (c)	7.26%	7.64%	7.53%	7.33%	8.00%
Net interest margin (TE)	3.09%	3.22%	3.23%	3.23%	3.41%
Noninterest income as a percentage of total revenue (TE)	26.83%	25.44%	26.00%	23.47%	26.45%
Efficiency ratio (d)	58.12%	58.23%	59.29%	60.74%	62.06%
Average loan/deposit ratio	77.28%	81.60%	83.72%	85.97%	87.28%
Allowance for loan losses as a percentage of period-end loans	1.96%	2.07%	2.02%	1.96%	1.98%
Allowance for credit losses as a percentage of period-end loans (e)	2.11%	2.20%	2.16%	2.12%	2.21%
Annualized net charge-offs to average loans	0.34%	0.44%	0.43%	5.30%	0.83%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	354.09%	305.20%	234.89%	222.37%	139.17%
FTE headcount	3,926	3,986	4,058	4,196	4,148

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
NET INCOME
Interest income	$250,785	$257,253	$257,043	$266,342	$277,343
Interest income (TE) (f)	253,707	260,368	260,232	269,590	280,791
Interest expense	16,198	18,967	21,860	28,476	46,155
Net interest income (TE)	237,509	241,401	238,372	241,114	234,636
Provision for credit losses	(4,911)	24,214	24,999	306,898	246,793
Noninterest income	87,089	82,350	83,748	73,943	84,387
Noninterest expense	193,072	193,144	195,774	196,539	203,335
Income (loss) before income taxes	133,515	103,278	98,158	(191,628)	(134,553)
Income tax expense (benefit)	26,343	(297)	18,802	(74,556)	(23,520)
Net income (loss)	$107,172	$103,575	$79,356	$(117,072)	$(111,033)
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$—	$—	$160,101	$—
NONINTEREST INCOME
Service charges on deposit accounts	$19,146	$19,864	$18,440	$15,518	$22,837
Trust fees	15,003	14,801	14,424	14,160	14,806
Bank card and ATM fees	18,120	17,590	17,222	15,957	17,362
Investment and insurance commissions, and annuity fees	7,458	5,826	5,988	5,366	7,150
Secondary mortgage market operations	11,710	11,508	12,875	9,808	6,053
Other income	15,652	12,761	14,799	13,134	16,179
Total noninterest income	$87,089	$82,350	$83,748	$73,943	$84,387
NONINTEREST EXPENSE
Personnel expense	$119,615	$112,245	$117,856	$120,409	$113,549
Net occupancy and equipment expense	17,691	17,805	18,546	18,311	17,139
Other real estate and foreclosed assets expense (income), net	6	367	(482)	(460)	10,130
Other operating expense	51,341	58,113	55,066	53,110	57,172
Amortization of intangibles	4,419	4,614	4,788	5,169	5,345
Total noninterest expense	$193,072	$193,144	$195,774	$196,539	$203,335
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.21	$1.17	$0.90	$(1.36)	$(1.28)
Diluted	1.21	1.17	0.90	(1.36)	(1.28)

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
ASSETS
Commercial non-real estate loans	$10,091,342	$9,986,983	$10,257,788	$10,465,280	$9,321,340
Commercial real estate - owner occupied loans	2,795,104	2,857,445	2,779,407	2,762,259	2,731,320
Total commercial and industrial loans	12,886,446	12,844,428	13,037,195	13,227,539	12,052,660
Commercial real estate - income producing loans	3,411,028	3,357,939	3,406,554	3,350,299	3,232,783
Construction and land development loans	1,122,141	1,065,057	1,096,149	1,128,959	1,098,726
Residential mortgage loans	2,488,792	2,665,212	2,754,388	2,877,316	2,979,985
Consumer loans	1,756,452	1,857,295	1,945,918	2,044,264	2,151,527
Total loans	21,664,859	21,789,931	22,240,204	22,628,377	21,515,681
Loans held for sale	124,677	136,063	103,566	364,416	67,587
Securities	8,005,990	7,356,497	7,056,276	6,381,803	6,374,490
Short-term investments	2,339,111	1,333,786	779,057	760,194	876,314
Earning assets	32,134,637	30,616,277	30,179,103	30,134,790	28,834,072
Allowance for loan losses	(424,360)	(450,177)	(448,674)	(442,638)	(426,003)
Goodwill and other intangible assets	937,926	942,345	946,958	951,746	956,916
Other assets	2,424,440	2,530,157	2,515,937	2,571,502	2,396,708
Total assets	$35,072,643	$33,638,602	$33,193,324	$33,215,400	$31,761,693
LIABILITIES
Noninterest-bearing deposits	$13,174,911	$12,199,750	$11,881,548	$11,759,085	$9,204,631
Interest-bearing transaction and savings deposits	11,200,412	10,413,870	9,971,869	9,605,254	8,931,192
Interest-bearing public fund deposits	3,198,523	3,234,936	3,176,225	3,326,033	3,251,445
Time deposits	1,636,674	1,849,321	2,001,017	2,631,896	3,621,228
Total interest-bearing deposits	16,035,609	15,498,127	15,149,111	15,563,183	15,803,865
Total deposits	29,210,520	27,697,877	27,030,659	27,322,268	25,008,496
Short-term borrowings	1,652,747	1,667,513	1,906,895	1,754,875	2,673,283
Long-term debt	397,583	378,322	385,887	386,269	225,606
Other liabilities	394,890	455,865	494,239	435,831	433,244
Total liabilities	31,655,740	30,199,577	29,817,680	29,899,243	28,340,629
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,073,658	2,067,450	2,064,828	2,057,153	2,050,669
Retained earnings	1,374,688	1,291,506	1,211,878	1,156,278	1,297,129
Accumulated other comprehensive income (loss)	(31,443)	80,069	98,938	102,726	73,266
Total common stockholders' equity	3,416,903	3,439,025	3,375,644	3,316,157	3,421,064
Total liabilities & stockholders' equity	$35,072,643	$33,638,602	$33,193,324	$33,215,400	$31,761,693
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,345,605	$2,005,237	$2,323,691	$2,286,963	$—
CAPITAL RATIOS
Tangible common equity	$2,478,977	$2,496,680	$2,428,686	$2,364,411	$2,464,148
Tier 1 capital (g)	2,622,067	2,534,049	2,446,382	2,377,935	2,506,217
Common equity as a percentage of total assets	9.74%	10.22%	10.17%	9.98%	10.77%
Tangible common equity ratio	7.26%	7.64%	7.53%	7.33%	8.00%
Leverage (Tier 1) ratio (g)	7.89%	7.88%	7.70%	7.37%	8.40%
Common equity tier 1 (CET1) ratio (g)	11.02%	10.61%	10.30%	9.78%	10.02%
Tier 1 risk-based capital ratio (g)	11.02%	10.61%	10.30%	9.78%	10.02%
Total risk-based capital ratio (g)	13.63%	13.22%	12.92%	12.36%	11.87%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended
(in thousands)	3/31/2021	12/31/2020	3/31/2020
ASSETS
Commercial non-real estate loans	$10,053,333	$10,139,211	$9,147,474
Commercial real estate - owner occupied loans	2,839,135	2,824,281	2,735,111
Total commercial and industrial loans	12,892,468	12,963,492	11,882,585
Commercial real estate - income producing loans	3,367,954	3,384,749	3,105,843
Construction and land development loans	1,073,843	1,081,734	1,120,734
Residential mortgage loans	2,600,492	2,732,483	2,968,962
Consumer loans	1,810,541	1,903,214	2,155,892
Total loans	21,745,298	22,065,672	21,234,016
Loans held for sale	111,753	104,415	40,318
Securities (h)	7,468,541	6,921,099	6,149,432
Short-term investments	1,690,045	784,345	206,886
Earning assets	31,015,637	29,875,531	27,630,652
Allowance for loan losses	(451,830)	(451,403)	(241,364)
Goodwill and other intangible assets	940,074	944,572	959,500
Other assets	2,574,319	2,698,762	2,314,813
Total assets	$34,078,200	$33,067,462	$30,663,601
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$12,374,235	$11,759,755	$8,763,359
Interest-bearing transaction and savings deposits	10,795,991	10,229,569	8,798,483
Interest-bearing public fund deposits	3,211,077	3,160,372	3,252,233
Time deposits	1,757,460	1,890,751	3,513,167
Total interest-bearing deposits	15,764,528	15,280,692	15,563,883
Total deposits	28,138,763	27,040,447	24,327,242
Short-term borrowings	1,688,368	1,779,464	2,150,164
Long-term debt	396,731	385,313	231,438
Other liabilities	412,872	455,592	445,030
Common stockholders' equity	3,441,466	3,406,646	3,509,727
Total liabilities & stockholders' equity	$34,078,200	$33,067,462	$30,663,601
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,191,284	$2,216,458	$—

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	3/31/2021			12/31/2020			3/31/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,334.3	$155.9	3.65%	$17,430.0	$157.1	3.59%	$16,109.2	$182.5	4.56%
Residential mortgage loans	2,600.5	24.7	3.79%	2,732.5	26.6	3.90%	2,969.0	29.5	3.98%
Consumer loans	1,810.5	21.4	4.79%	1,903.2	22.8	4.76%	2,155.9	29.4	5.48%
Loan fees & late charges	—	13.4	0.00%	—	14.6	0.00%	—	(0.6)	0.00%
Total loans (TE) (j) (k)	21,745.3	215.4	4.01%	22,065.7	221.1	3.99%	21,234.1	240.8	4.56%
Loans held for sale	111.8	0.7	2.41%	104.4	0.5	1.99%	40.3	0.6	6.17%
US Treasury and government agency securities	214.5	0.9	1.77%	196.0	0.9	1.85%	124.7	0.8	2.37%
CMOs and mortgage backed securities	6,307.9	29.4	1.86%	5,781.5	30.7	2.12%	5,139.5	31.3	2.44%
Municipals (TE)	934.5	6.8	2.93%	934.1	6.9	2.94%	877.2	6.7	3.07%
Other securities	11.6	0.1	4.07%	9.5	0.1	4.20%	8.0	0.1	4.29%
Total securities (TE) (l)	7,468.5	37.2	2.00%	6,921.1	38.6	2.23%	6,149.4	38.9	2.53%
Total short-term investments	1,690.0	0.4	0.10%	784.3	0.2	0.10%	206.9	0.5	0.87%
Average earning assets yield (TE)	$31,015.6	$253.7	3.30%	$29,875.5	$260.4	3.47%	$27,630.7	$280.8	4.08%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,796.0	$3.4	0.13%	$10,229.6	$4.2	0.16%	$8,798.5	$12.7	0.58%
Time deposits	1,757.4	3.0	0.69%	1,890.7	3.8	0.80%	3,513.2	15.4	1.76%
Public funds	3,211.1	2.8	0.36%	3,160.4	3.9	0.50%	3,252.2	10.8	1.33%
Total interest-bearing deposits	15,764.5	9.2	0.24%	15,280.7	11.9	0.31%	15,563.9	38.9	1.01%
Short-term borrowings	1,688.4	1.5	0.36%	1,779.4	1.7	0.37%	2,150.2	4.5	0.83%
Long-term debt	396.7	5.5	5.48%	385.3	5.4	5.61%	231.4	2.8	4.76%
Total borrowings	2,085.1	7.0	1.34%	2,164.7	7.1	1.30%	2,381.6	7.3	1.22%
Total interest-bearing liabilities cost	17,849.6	16.2	0.37%	17,445.4	19.0	0.43%	17,945.5	46.2	1.03%
Net interest-free funding sources	13,166.0			12,430.1			9,685.2
Total cost of funds	31,015.6	16.2	0.21%	29,875.5	19.0	0.25%	27,630.7	46.2	0.67%
Net Interest Spread (TE)		$237.5	2.94%		$241.4	3.04%		$234.6	3.05%
Net Interest Margin (TE)	$31,015.6	$237.5	3.09%	$29,875.5	$241.4	3.22%	$27,630.7	$234.6	3.41%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $3.5 million, $2.2 million and $6.2 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2021	12/31/2020	3/31/2020
Nonaccrual loans (m)	$108,434	$139,879	$254,058
Restructured loans - still accruing	6,320	4,262	34,251
Total nonperforming loans	114,754	144,141	288,309
ORE and foreclosed assets	9,467	11,648	18,460
Total nonperforming assets	$124,221	$155,789	$306,769
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.57%	0.71%	1.42%
Accruing loans 90 days past due (n)	$5,090	$3,361	$17,790
Accruing loans 90 days past due as a percentage of loans	0.02%	0.02%	0.08%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.60%	0.73%	1.51%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$450,177	$448,674	$191,251
Cumulative effect of change in accounting principle (o)	—	—	49,411
Provision for loan losses	(7,563)	25,833	229,105
Charge-offs	(22,104)	(27,478)	(47,738)
Recoveries	3,850	3,148	3,974
Net charge-offs	(18,254)	(24,330)	(43,764)
Ending Balance	$424,360	$450,177	$426,003
Reserve for Unfunded Lending Commitments:
Beginning balance	$29,907	$31,526	$3,974
Cumulative effect of change in accounting principle (o)	—	—	27,330
Provision for losses on unfunded lending commitments	2,652	(1,619)	17,688
Ending Balance	$32,559	$29,907	$48,992
Total Allowance for Credit Losses	$456,919	$480,084	$474,995
Total Provision for Credit Losses	$(4,911)	$24,214	$246,793
Allowance for loan losses as a percentage of period-end loans	1.96%	2.07%	1.98%
Allowance for credit losses as a percentage of period-end loans	2.11%	2.20%	2.21%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	354.09%	305.20%	139.17%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$16,206	$22,141	$39,509
Residential mortgage loans	(97)	(166)	(71)
Consumer loans	2,145	2,355	4,326
Total net charge-offs	$18,254	$24,330	$43,764
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.38%	0.51%	0.99%
Residential mortgage loans	(0.02)%	(0.02)%	(0.01)%
Consumer loans	0.48%	0.49%	0.81%
Total net charge-offs as a percentage of average loans	0.34%	0.44%	0.83%

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $7.2 million, $21.6 million and $117.9 million at 3/31/2021, 12/31/2020, and 3/31/2020, respectively.

(n) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at 3/31/2021.

(o) Represents the increase in the allowance upon the 1/1/20 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Nonaccrual loans (m)	$108,434	$139,879	$171,462	$183,979	$254,058
Restructured loans - still accruing	6,320	4,262	9,115	9,848	34,251
Total nonperforming loans	114,754	144,141	180,577	193,827	288,309
ORE and foreclosed assets	9,467	11,648	11,640	18,724	18,460
Total nonperforming assets	$124,221	$155,789	$192,217	$212,551	$306,769
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.57%	0.71%	0.86%	0.94%	1.42%
Accruing loans 90 days past due (n)	$5,090	$3,361	$10,439	$5,230	$17,790
Accruing loans 90 days past due as a percentage of loans	0.02%	0.02%	0.05%	0.02%	0.08%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.60%	0.73%	0.91%	0.96%	1.51%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$424,360	$450,177	$448,674	$442,638	$426,003
Reserve for unfunded lending commitments	32,559	29,907	31,526	36,571	48,992
Total allowance for credit losses	$456,919	$480,084	$480,200	$479,209	$474,995
Total provision for credit losses	$(4,911)	$24,214	$24,999	$306,898	$246,793
Allowance for loan losses as a percentage of period-end loans	1.96%	2.07%	2.02%	1.96%	1.98%
Allowance for credit losses as a percentage of period-end loans	2.11%	2.20%	2.16%	2.12%	2.21%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	354.09%	305.20%	234.89%	222.37%	139.17%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$16,206	$22,141	$23,210	$299,365	$39,509
Residential mortgage loans	(97)	(166)	(288)	(549)	(71)
Consumer loans	2,145	2,355	1,086	3,868	4,326
Total net charge-offs	$18,254	$24,330	$24,008	$302,684	$43,764
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.38%	0.51%	0.52%	6.71%	0.99%
Residential mortgage loans	(0.02)%	(0.02)%	(0.04)%	(0.08)%	(0.01)%
Consumer loans	0.48%	0.49%	0.22%	0.74%	0.81%
Total net charge-offs as a percentage of average loans	0.34%	0.44%	0.43%	5.30%	0.83%
AVERAGE LOANS
Commercial & real estate loans	$17,334,265	$17,429,975	$17,607,186	$17,931,805	$16,109,162
Residential mortgage loans	2,600,492	2,732,483	2,807,568	2,923,247	2,968,962
Consumer loans	1,810,541	1,903,214	1,993,071	2,101,980	2,155,892
Total average loans	$21,745,298	$22,065,672	$22,407,825	$22,957,032	$21,234,016
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$—	$160,101	$—
Charge-offs associated with energy loan sale	—	—	—	242,628	—

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $7.2 million, $21.6 million, $39.9 million, $55.2 million and $117.9 million at 3/31/2021, 12/31/2020, 9/30/2020, 6/30/2020 and 3/31/2020, respectively.

(n) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at 3/31/2021.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND PRE-PROVISION NET REVENUE (TE)

	Three Months Ended
(in thousands)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net interest income	$234,587	$238,286	$235,183	$237,866	$231,188
Noninterest income	87,089	82,350	83,748	73,943	84,387
Total revenue	321,676	320,636	318,931	311,809	315,575
Taxable equivalent adjustment (p)	2,922	3,115	3,189	3,248	3,448
Total revenue (TE)	324,598	323,751	322,120	315,057	319,023
Noninterest expense	(193,072)	(193,144)	(195,774)	(196,539)	(203,335)
Pre-provision net revenue (TE)	$131,526	$130,607	$126,346	$118,518	$115,688

(p) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.